UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933
Date of Report (Date of earliest event reported):  September 4, 2018

OWENS REALTY MORTGAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54957	46-0778087
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California		94595
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (925) 935-3840
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 4, 2018, Owens Realty Mortgage, Inc. (the "Company") entered into a Second Amended and Restated Credit Agreement with ZB, N.A. dba California Bank & Trust ("Agent") as administrative agent, swingline lender and a lender, and First Bank and Umpqua Bank as additional lenders (the "Restated Credit Agreement"), pursuant to which the lenders agreed to provide a $75.0 million secured revolving credit facility (the "Credit Facility").  The Restated Credit Agreement also includes an option for the Company to increase the maximum available principal amount to up to $95.0 million, subject to one or more new or existing lenders agreeing to provide such additional loan commitments and satisfaction of other customary conditions. The Restated Credit Agreement and a new Security Agreement among the parties collectively amends and restates the prior Credit Agreement, Advance Formula Agreement, Security Agreement and related promissory notes among the Company and the Agent and lenders (as previously amended, the "Prior Credit Facility"), and all indebtedness outstanding under the Prior Credit Facility is deemed outstanding under the Restated Credit Agreement.

The maximum amount available for borrowing at any time under the Restated Credit Agreement is limited by borrowing base calculations that depend on the underlying collateral of the Company included in such calculations. The primary borrowing base calculation is generally the sum of: (a) the lesser of (i) 75% of the outstanding principal balance of those mortgage loan promissory notes issued by the Company in the ordinary course of business that qualify as "Eligible Loan Notes" according to criteria outlined in the agreement and (ii) 50% of the then-current Appraised Value of the real property securing such Eligible Loan Notes; plus (b) 50% of the then-current Appraised Value of the real property owned by the Company that qualifies as "Eligible Owned Real Property" according to criteria outlined in the agreement.   At any time that the principal amount of the borrowings under the Restated Credit Agreement exceeds the maximum permitted pursuant to the borrowing base calculations, the Company must promptly repay an amount equal to such excess.

At the option of the Agent, up to $10.0 million of the Credit Facility may be made available as swing line loans.  The Restated Credit Agreement includes a sublimit facility that permits the Company to borrow up to $25.0 million, subject to certain additional limitations, while underlying collateral of the Company is being further evaluated by the lenders for transfer to the borrowing base. As of September 4, 2018, the Company has borrowed $25,032,700 pursuant to the Restated Credit Agreement (including $854,257 borrowed against the sublimit facility), and the Company's maximum borrowing availability pursuant to the borrowing base calculations is $51,811,422 ($26,778,722 of additional borrowing available).

The Restated Credit Agreement permits funds to be borrowed, repaid and redrawn until the maturity date of May 15, 2020, subject to early termination in the event of default or at the election of the Company.  Such borrowings will bear interest payable monthly, in arrears, on the first business day of each month. Borrowings under the Restated Credit Agreement bear interest at an annual rate equal to, at the Company's election, either (1) the prime rate published in the Wall Street Journal plus, depending on the amount of the facility utilization, a margin of either (x) 0.25% or 0.0% for revolving and swing line loans or (y) 1.0% or 0.75% for sublimit loans, or (2) the LIBOR Rate (as defined in the Restated Credit Facility) plus, depending on the amount of the facility utilization, a margin of either (x) 3.00% or 2.75% for revolving and swing line loans or (y) 3.75% or 3.50% for sublimit loans. Upon a default under the Restated Credit Agreement the applicable interest rate increases by 2.00% and an additional fee of 5.0% of the payment amount applies to any late payments.

In addition, the Company is required to pay quarterly and at maturity (or upon earlier termination of the facility) an unused commitment fee at a rate of either 0.20% or 0.0% per annum, depending on the amount of facility utilization, applied to the un-utilized borrowing capacity under the Restated Credit Agreement. Amounts owing under the Restated Credit Agreement may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings with respect to which a  LIBOR Rate election is in effect.  The new Credit Facility is also subject to the payment of an origination fee of $412,500 and certain ongoing administrative fees.

Borrowings under the Credit Facility will be secured by certain assets of the Company. These collateral assets will include the grant of first-priority deeds of trust on certain real property assets and trust deeds of the Company identified by the parties from time-to-time, including the mortgage loans and real property of the Company included in the borrowing base calculations, and all personal property of the Company.  The collateral includes the assets described in the Security Agreement and in other customary "Collateral Agreements" that will be entered into by the parties from time-to-time.

The Restated Credit Agreement contains affirmative, negative, and financial covenants which are customary for loans of this type, including among others: approvals of new leases or lease renewals (or material modifications) with respect to Company properties; maintaining the Company's principal bank accounts with Agent and maintenance of $3,500,000 of Unencumbered Liquid Assets; obligations to use best efforts to keep certain of the Company's properties fully leased; maintenance of minimum debt-to-tangible net worth and debt service coverage ratios; limitations on repurchasing or redeeming stock of the Company; limitations on incurrence of additional liens or indebtedness; restrictions against guarantying debt outside the ordinary course of business; restrictions on asset dispositions, dissolution or liquidation, mergers, capital or corporate restructuring or other transactions outside the ordinary course of business; and restrictions on making certain investments.

The Restated Credit Agreement contains certain events of default (subject to specified thresholds and, in certain cases, cure periods), including among others: nonpayment of principal and other amounts when due; breach of covenants or inaccuracy of representations and warranties; failure to maintain required insurance; changes in the management, ownership or control of the Company which Agent determines, in its sole discretion, could have a Material Adverse Effect; cross-default and/or cross-acceleration to other indebtedness; certain bankruptcy or insolvency events; the dissolution, merger or consolidation of the Company or if the Company ceases to do business as a going concern; the issuance of a writ of attachment, seizure or similar process against any part of the Company's property; certain ERISA-related events; entry of non-appealable judgments against the Company that are not covered by insurance, or the entry of a levy or lien of attachment against any assets of the Company or entry by the Company into certain types of settlements; or if Agent deems itself or any other lender insecure with respect to the payment obligations of the Company or is of the opinion that a Material Adverse Effect has occurred or could occur. If an event of default occurs and is continuing under the Restated Credit Agreement, Agent may, among other things, terminate all obligations to lend under the Credit Facility and require the Company to repay all amounts owed thereunder.

The foregoing descriptions of the Restated Credit Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Restated Credit Agreement and Security Agreement attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Capitalized terms used and not defined herein are defined in the Restated Credit Agreement. A copy of a press release announcing the entry into the Restated Credit Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Forward-Looking Statements

This Current Report (including information included or incorporated by reference herein) may contain "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements about the Company's business, financial condition and prospects, and anticipated events, including the items discussed in this Current Report, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to materially differ from the forward-looking statements made in this Current Report and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission including those appearing under the heading "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1

Second Amended and Restated Credit Agreement, dated as of September 4, 2018, by and among ZB, N.A. dba California Bank & Trust, as Administrative Agent and a Lender, First Bank as a Lender, Umpqua Bank as a Lender, and Owens Realty Mortgage, Inc. as Borrower.

10.2

Security Agreement, dated as of September 4, 2018, by and among Owens Realty Mortgage, Inc., ZB, N.A. dba California Bank & Trust, as Agent for the Lenders, and each of the Lenders party to the Restated Credit Agreement.

99.1	Press Release of Owens Realty Mortgage, Inc., issued on September 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS REALTY MORTGAGE, INC., a Maryland corporation

Date: September 6, 2018	By: /s/ Bryan H. Draper
Name: Bryan H. Draper
Title: President and Chief Executive Officer